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                                                                   EXHIBIT 10.34

                       SETTLEMENT AGREEMENT AND RELEASE

This Settlement Agreement ("Agreement") is entered into by and between IRATA, INC ("Irata") on the one hand, and ________________________ on the other hand ("Creditor"), (Creditor and Irata are hereinafter referred to as the Parties"), for the purposes of settling, resolving and satisfying the various claims, causes of action, controversies, and/or other disputes between them as hereinbelow provided.

                                    RECITALS

The parties have entered into this Agreement under the following circumstances and to effect the following aims and purposes:

     A. Irata and Creditor agree that as of the date of this Agreement Irata is indebted to Creditor in the amount of $__________ (the "Claim"). By entering into this Agreement, the Parties intend to resolve and satisfy all claims against each other.

     B. The Parties, without admitting or denying any liability to each other, wish to compromise and settle this matter in a manner satisfactory to the Parties.

     C. The Parties acknowledge specifically the costs, hazards, uncertainties and pitfalls of adversarial collection efforts, including litigation and appeals, and they desire to enter this Agreement in order to settle any controversy, to avoid further costs, litigation and risks, and to buy the peace and time necessary to allow Irata to arrange for a $1.5 million capital infusion required for the effective and profitable continuation of its business operations (the "New Capital");

     IT IS THEREFORE AGREED:

1. Upon Creditor's execution of this Agreement and its delivery to Irata, and provided Irata receives a sufficient number of acceptances of the Agreement from its other principal creditors, Irata will undertake the steps necessary to obtain the New Capital.

2. Following receipt by Irata of the New Capital, the Claim of Creditor shall be satisfied and settled as follows:

     a.   CASH. One-third of Creditor's Claim will be paid in cash installments,
          (i) the first of which shall be equal to fifteen percent (15%) of the Claim (the "Initial Payment"), (ii) with the remaining balance of the one-third to be paid monthly beginning September 15, 1996, and continuing for fifteen (15) months thereafter;

          and

     b. STOCK. Two-thirds of Creditor's Claim will be satisfied through the issuance of Irata Class A Common Stock, $.10 par value each (the "Stock"). The exchange will be $1.00 of debt forgiveness for each $1 dollar value of shares issued. The price of the shares to be issued to Creditor shall be fixed at the greater of-

          i)  $2.25 per share; or

          ii) the lower of-

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               a)   80 percent of the average closing price at which the stock trades during the thirty calendar day period following the date of Irata's receipt of the New Capital; or

               b) the lowest closing price at which the stock trades during such thirty day period.

3. CONSIDERATION. The Parties acknowledge the receipt and adequacy of consideration as expressed by the recitations and mutual covenants of this Agreement.

4. WARRANTIES. Creditor represents and warrants to Irata (a) that it has full knowledge of the terms, conditions, and effects of the Agreement; (b) that is has had the benefit of independent legal counsel in entering into this Agreement; (c) that no promise or inducement has been offered or made to it except as expressly stated in the Agreement; that this Agreement is executed without reliance on any statement or representation by any third party or any third party's agent, and that this Agreement supersedes all prior negotiations and discussions; (d) that it is the sole owner of the claims or causes of action it has released in this Agreement and has not previously assigned or transferred or purported to assign or transfer any interest in such claims to any person or entity; (e) that it is not in a disparate bargaining position with respect to the negotiation of this Agreement and that it is executing this Agreement of its own free will, act, and deed; (f) that it has full authority to enter this Agreement on its behalf and is competent to do so; and (g) that the person executing this Agreement on its behalf is duly authorized and empowered to do so and that all corporate and other formalities necessary for its approval of the Agreement have been satisfied.

     Further, Creditor acknowledges its understanding that the Stock which will be issued to creditors pursuant to this Agreement will not be registered at the time of its issuance with the United States Securities and Exchange Commission nor with the State Securities Board of Texas or with any other state. Rather, the Stock will be issued by Irata in reliance upon an exemption from the securities registration provisions of applicable federal and state law and may be transferred by the holders of such common stock only in accordance with the provisions of Rule144 promulgated under the Securities Act of 1933, as amended, or in accordance with some other available exemption. In other words, the Stock will not be tradable in accordance with Rule 144 for two years following its issuance to Creditor. A legend to this effect will be placed by Irata on each stock certificate issued by Irata under this Agreement and Creditor will be required to execute an Acknowledgment will also contain representations and warranties from the Creditor, including but not limited to, the representation that Creditor has consulted with its respective legal, tax, and financial advisors in reaching the decision to accept the terms and conditions of this Agreement.

     However, notwithstanding the tow year trading restriction applicable to the Stock by way of Rule 144, Irata has agreed to seek registration of the Stock with the Securities & Exchange Commission by no later than December of 1997.

5. RELEASE. EXCEPT for the agreements, representations, and warranties contained in this Agreement, Creditor on behalf of itself and on behalf of nay other persons claiming by, through, or under shall upon receipt by Creditor of the Initial Payment and the Stock, as recited herein, and Irata's receipt of the New Capital by September 30, 1996, RELEASE, DISCHARGE AND ACQUIT Irata from any and all past and present claims demands, debts, liabilities, expense or costs owing Creditor by Irata, in connection with the Claim, and agrees to execute any and all documents relating thereto.

6. CESSATION OF COLLECTION. It is the intent of the Parties that the mutual consideration received pursuant to this Agreement satisfies and resolves the controversies that have arisen between them. It is expressly intended and agreed that

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     upon execution of this Agreement by Creditor, Creditor shall cease to pursue and all collection efforts, and shall dismiss any collection suit with prejudice immediately following the receipt of the Initial Payment and the Stock.

7. DENIAL OF LIABILITY. No term or provision of the Agreement shall constitute or be deemed to be an admission of liability on the part of any party hereto, all such liability being executed by both Parties.

8. EFFECTIVE DATE. The effective date of this Agreement shall be the date on which the last party signs this Agreement. No party to this Agreement shall be bound by it until it has been executed by both of the Parties.

9. CONFIDENTIALITY. The Parties agree to use their best efforts to keep confidential this dispute, the terms of this Agreement and the Consideration for this Agreement, except as may be otherwise required by law, statute, tax or accounting requirement, or to effectuate this Agreement. Furthermore, Creditor agrees to return to Irata any and all Confidential Information received from Irata in accordance with the terms of the Confidentiality Agreement heretofore executed by Creditor.

10.  MISCELLANEOUS.

     a. This Agreement embodies the entire agreement between the Parties hereto and supersedes all prior proposals, negotiations, agreements, and understandings relating to the subject matter hereof.

     b. This Agreement shall be binding upon and inure to the benefit of all the Parties and their respective subsidiaries, related entities, successors and assigns, including purchasers of all or substantially all of the assets of any corporate party hereto.

     c. In the event that any provision of the Agreement should be held to be void, voidable, or unenforceable in any respect, the remaining portions shall remain in full force and effect.

     d. Any modifications or waivers of any provision of this Agreement or any consent to any departure from its terms shall not be binding unless the same is in writing and signed by all of the parties hereto.

     e. The parties specifically agree to execute any and all documents necessary to effectuate this Agreement.


IN WITNESS WHEREOF, the Parties hereby execute this Agreement effective as of the last date reflected below.


           IRATA, INC.                              __________________________

By:              _________________________   By:    __________________________

                 _________________________          __________________________

Title:           _________________________   Title: __________________________

Date:            _________________________   Date:  __________________________

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